UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

T-Mobile US, Inc.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

Explanatory Note

On May 17, 2013, the Company filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission. The Company is revising the text under the caption “Eligibility” on page 93 of the Proxy Statement to delete the last sentence, so that the text reads in its entirety as follows: “Awards may be granted under the 2013 Omnibus Incentive Plan to officers, employees, consultants and advisors of the Company and its affiliates and to non-employee directors of the Company. Incentive stock options may be granted only to employees of the Company or its subsidiaries. As of May 8, 2013, approximately 37,000 employees (including 12 executive officers), 6 non-employee directors and approximately 1,800 consultants and advisors would be eligible to receive grants under the 2013 Omnibus Incentive Plan.” The Proxy Statement shall be deemed amended to reflect this change.